SECURITIES AND EXCHANGE COMMISSION

                                    EXHIBITS
                                       TO
                                    FORM 8-K

                              EMPLOYMENT AGREEMENT

EFFECTIVE DATE:     August 14, 1996
- ---------------

EMPLOYMENT DATE:    The  date  on  which  Employee  devotes  full  time  to  the performance of his duties hereunder, but in no event later than September 1, 1996

EMPLOYER:           GUM TECH INTERNATIONAL, INC.
- ---------           a Utah corporation

EMPLOYEE:           GERALD KERN
- ---------

PURPOSE:
- --------

     Employer is in the business of manufacturing, marketing and selling value added gum products to wholesalers and distributors and in the retail and private label markets (collectively, the "Business"). Employer desires to employ Employee as the President and Chief Executive Officer of Employer and Employee desires to accept such employment, on the term, covenants and conditions set forth in this Employment Agreement (this "Agreement").

AGREEMENTS:
- -----------

     For the reasons set forth above, and in consideration of the mutual promises and agreements set forth in this Agreement,Employer and Employee agree as follows:

1. Employment: Duties.
   -------------------

          1.1 Subject to and in accordance with this Agreement, Employer employs Employee as the President and Chief Executive Officer of Employer and Employee accepts employment with Employer subject to the general supervision and pursuant to the orders, advice and direction of Employer. In such capacity, Employee shall, commencing on the Employment Date, be responsible for the overall and day-to-day operations of the Business.

          1.2 Commencing on the Employment Date, Employee shall use his best efforts and devote his full time to the performance of all the duties that may be required of and from him pursuant to the express and implicit terms of this Agreement. Such duties shall be rendered in Phoenix, Arizona, and at such other places as Employer and Employee shall mutually agree upon.

          1.3 Employee represents and warrants that there are no agreements or arrangements, written or oral, in effect which would prevent Employee from rendering services to Employer during the term of this Agreement.

          1.4 Nothing herein contained shall be construed to create a partnership or joint venture between Employer and Employee. Neither party hereto shall be liable for the debts or obligations of the other unless expressly assumed in writing, and signed by the parties hereto

     2. Term. This Agreement shall become effective on the date first written above and, unless terminated sooner pursuant to Section 5, continue through December 31, 1997 (the "Initial Term") Employer shall have the right and option, but not the obligation, to extend the Initial Term through December 31. 1998 (the "Extension Term"), subject to the termination provisions of Section 5 below and the other terms and provisions of this Agreement, by giving Employee written notice of the extension to Employee on or before November 1. 1997.

     3. Compensation and Other Benefits
        -------------------------------

          3.1  Compensation  For  services  rendered to Employer  hereunder.  in
whatever  capacity  rendered.   Employee  shall  have  and  receive  subject  to
withholding and other applicable taxes, compensation as follows:

               3.1.1 A base salary during, the Initial Term of $12,500 per month. The annual base salary during any Extension Term shall be $200,000. The base salary will be payable monthly, commencing on the Employment Date, in arrears in two equal monthly installments

               3.1.2 Stock options to purchase 50,000 shares of no par value, voting common stock of Employer, to be issued pursuant to Employer's Stock Option Plan dated March 1, 1995, as amended, and evidenced by the Grant attached hereto as Exhibit "A".

               3.1.3 Bonuses in accordance with the provisions of Exhibit "B" attached hereto.

          3.2 Business Expenses. Upon submission of proper documentation, Employer shall pay or reimburse Employee for all reasonable and necessary office, telephone, travel and other expenses incurred by him in the pursuit of his duties on behalf of Employer

          3.3 Employee Benefits. Employee shall be entitled to participate in any other bonus, stock option, incentive compensation, deferred compensation, group medical and dental insurance plans or other plans or programs and to receive any other benefits for which he is eligible and which Employer may provide its employees generally or its officers specifically.

          3.4 Automobile Allowance. Employer shall pay to Employee, on a monthly basis, commencing on the Employment Date, an automobile allowance of $800 per month.

     4. Facilities. Employer shall provide and maintain (or cause to be provided and maintained) such facilities, equipment, offices, secretarial help, and other services and supplies as it deems necessary for Employee's performance of his duties under this Agreement, as established from time to time by Employer.

      5. Termination.
        -----------

          5.1  This  Agreement  and  Employee's   employment  hereunder  may  be
terminated at any time:

               (a)    Upon mutual agreement in writing.

               (b) By Employee upon the material breach by Employer of any of the material provisions of this Agreement.

               (c) By Employer for Cause. For purposes of this Agreement. the term "Cause" shall mean: (i) conduct on the part of Employee which is intended to result directly or indirectly in substantial gain or personal enrichment at the expense of Employer; (ii) the material breach by Employee of any of the provisions of this Agreement; or
                      (iii) the failure by Employee to substantially perform his duties hereunder.

Further, this Agreement and Employee's employment hereunder shall automatically terminate upon the death, disability or insanity of Employee or the bankruptcy of Employer or the discontinuance of Employer's Business.

     5.2 Notwithstanding the termination of this Agreement or of Employee's employment hereunder, the parties hereto shall be required to carry out any provision hereof which contemplate performance by them subsequent to such termination, nor shall such termination affect any liability or obligation which has accrued prior to such termination, including but not limited to, accrued but unpaid compensation and any liability for loss or damage on account of default.

     5.3 Following any termination of employment hereunder, or notice thereof, Employee shall fully cooperate with Employer in all matters relating to the winding up of his pending work on behalf of Employer and the orderly transfer of any such pending work to other employees of Employer as may be designated by Employer. In consideration thereof. Employer shall pay Employee for any services rendered post-termination at a rate equivalent to the hourly rate payable to Employee during the Initial Term or the Extension Term as applicable, during which the termination occurred.

     5.4 Upon termination of this Agreement, or whenever requested by Employer, Employee shall immediately turn over to Employer all of Employer's property, including all items used by Employee in rendering, services hereunder, that may be in Employee's possession or under his control.

     6. Covenant Not to Compete; Disclosure of Information.
        ---------------------------------------------------

          6.1 Solicitation.
              -------------

               6.1.1 For a period of six months after the date of termination of this Agreement, Employee shall not, whether alone or as a partner, officer, director, employee or shareholder (or other holder of an equity interest) of, or consultant, advisor or lender to, any other corporation, partnership or other entity, or as a trustee, fiduciary or other representative, solicit Employer's customers with respect to, engage in or have any interest, including as a creditor, in any person, partnership, corporation, association, or other business entity, whether as employee, officer, director, agent, consultant, stockholder or holder of any right to any form of equity ownership, or otherwise, that engages in the Business.

               6.1.2 Employee shall not, during or for a period of six (6) months after the term of this Agreement solicit any employee, sales representative or independent contractor of Employer for employment by any person, firm partnership, corporation, association or other entity for any reason or purpose allied or related to the Business whatsoever.


     6.2 Non Disclosure.
         ---------------

               6.2.1. Employee  hereby  recognizes  and  acknowledges  that: (i)
                      Employee will be making use of, acquiring, and/or adding to proprietary information of a special and unique nature and value relating to and including, but not limited to, such matters Employer's trade secrets systems procedures, manuals, confidential reports, lists of suppliers, research and development projects, policies, processes, formulas, techniques, know-how and facts relating to sales, advertising, mailing, promotions, financial matters, customers, customer lists, purchases or requirements or other methods used and preferred by Employer in its operations, (ii) the Company will disclose certain proprietary information to Obligor including, but not limited to the details of any statistical or financial data, the operations and structure of the business of Employer, and manuals, forms, techniques, methods or procedures of Employer used by or made available to Employee in the course of Employee's employment (the information referenced to in paragraphs 6.2.1 (i) and (ii) above are hereinafter collectively referred to as the "Proprietary Information").

               6.2.2 Employee hereby recognizes and acknowledges that the Proprietary Information is a valuable, special and unique asset of Employer's business.

               6.2.3 Employee will not at any time, directly or indirectly make use of, divulge or disclose any of the Proprietary Information or any part thereof for any purpose whatsoever to any person, firm, corporation, association or other entity for any reason or purpose whatsoever that has been obtained by, or disclosed to, him as a result of his relationship with Employer immediately upon request by Employer, Employee shall return to Employer any and all materials relating to Proprietary Information.

     6.3 Acknowledgment.
         ---------------

               6.3.1  Employee acknowledges that the covenants contained in this
                      Section 6 are a material inducement for Employer to enter into this Agreement and to perform its obligations hereunder and that the services Employee is to render to Employer hereunder are of a special and unusual character with a unique value to Employer. Employee acknowledges that it would take at least six (6) months for Employer to retain and train personnel to replace Employee. Accordingly, Employee acknowledges that the restrictions contained in this Section 6 are reasonably necessary for the protection of Employer's business and that a breach of any such restrictions could not adequately be compensated by damages in an action at law.

               6.3.2 In the event of a breach or threatened breach by Employee of any provision contained in this Section 6. Employer shall be entitled to obtain, by posting an appropriate bond an injunction (preliminary or permanent, or a temporary restraining order) restraining, Employee from the activity or threatened activity constituting, or that would constitute a breach.

               6.3.3 In the event of a breach by Employee of any provision contained under this Section 6, Employer shall be entitled to an accounting, and repayment of all profits, compensation, commissions, remunerations or other benefits that Employee, directly or indirectly, has realized and/or may realize as a result of, arising out of or in connection of any such breach.

               6.3.4 The remedies provided in this Section 6 shall be in addition to, and not in lieu of, any and all other remedies of Employer at law or in equity.

     7. Miscellaneous.
        --------------

          7.1 Notice. Notices required or permitted to be given hereunder shall be sufficient if in writing and delivered or deposited in the mail, postage prepaid, certified mail, return receipt requested (or the equivalent in a foreign country), addressed, if to Employer, at its principal place of business and, if to Employee, at the address set forth in Employer's employee records or to such other address as may be designated in writing hereafter by either party hereto. All notices hereunder shall be effective: (a) five (5) days after deposit in the mail; or (b) upon delivery, if delivered in person or by commercial express service.

          7.2 Burden. Except as otherwise provided herein. this Agreement shall be binding upon and inure to the benefit of any successor of Employer and any such successor shall be deemed substituted for Employer under the terms of this Agreement. As used in this Agreement the term "successor" shall mean any person, firm, corporation or other business entity which at any time, whether by merger, purchase or otherwise acquires all or substantially all of the assets or business of Employer.

          7.3 Entire Agreement. This Agreement contains the entire agreement and understanding by and between Employer and Employee with respect to the employment of Employee and no representations, promises agreements or understandings, written or oral, not contained herein shall bc shall be of any force or effect. No change or modification of this Agreement shall be valid or binding unless it is in writing and signed by the parties intended to be bound. No waiver of any provision of his Agreement shall be valid unless it is in writing and signed by the parties against whom the waiver is sought to be enforced. No valid waiver of any provision of this Agreement at any time shall be deemed a waiver of any other provision of this Agreement at such time or any other time.

          7.4 Arbitration. In the event any dispute or controversy arising out of this Agreement cannot be settled by Employer and Employee, such controversy or dispute, at the election of either Employer or Employee, by written notice to the other, may be submitted to arbitration in Phoenix, Arizona, and for this purpose Employer and Employee each hereby expressly consent to such arbitration and such place In the event Employer and Employee cannot, within 15 days following the election to submit the dispute or controversy to arbitration, mutually agree upon an arbitrator to settle their dispute or controversy, then Employer and Employee shall each select one arbitrator and the two arbitrators shall select a third arbitrator. The decision of the majority of said arbitrators shall be binding upon Employer and Employee for all purposes,and judgment to enforce any such binding decision may be entered in the Superior Court, Maricopa County, Arizona (and for this purpose Employer and Employee hereby irrevocably consent to the jurisdiction of said court). If either Employer or Employee fails to select an arbitrator within fifteen (15) days after written demand from the other party to do so, then the Chief Judge in the United States District Court of the District of Arizona shall select such other arbitrator. At the election of either Employer or Employee, all arbitrators shall be selected pursuant to the then existing rules and regulations of the American Arbitration Association governing commercial transactions. At the request of either Employer or Employee, arbitration proceedings shall be conducted in the utmost secrecy. In such case, all documents, testimony and records shall be available for inspection only for purposes of the arbitration and only by either party and their respective attorneys and experts who shall agree, in advance and in writing, to receive all such information in secrecy. In all other respects, the arbitrators shall conduct all proceedings pursuant to the Uniform Arbitration Act as adopted by the State of Arizona and the then existing rules and regulations of the American Arbitration Association governing commercial transactions. The costs of the arbitration and the arbitrators shall be borne by the non-prevailing party, as determined by the arbitrators, and each party shall bear their own attorneys' fees.

          7.5  Prohibition  Against  Assignment.  This  Agreement is personal to
Employee and Employee shall not assign or delegate any of his rights or obligations hereunder without first obtaining the written consent of Employer.

          7.6 Governing Law. This Agreement shall be governed in all respects whether as to validity, construction, capacity, performance or otherwise by the laws of the State of Arizona. The section headings used in this Agreement are included solely for convenience and shall not affect or be used in connection with the interpretation of this Agreement.

          7.7 Severability. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any one or more of the provisions of this Agreement shall not affect the validity and enforceability of the other provisions.

     IN WITNESS WHEREOF, the parties have executed this document to be effective the date first above written.


                                   GUM TECH INTERNATIONAL, INC.
                                   a Utah corporation

                                   By:  /S/  RICHARD RATCLIFF
                                       ---------------------------------------
                                      Richard Ratcliff, Chief Executive Officer

                                                  (EMPLOYER)



                                       /S/  GERALD KERN
                                       ---------------------------------------
                                       GERALD KERN


                                                 (EMPLOYEE)
                                      -7-

                                  Exhibit "A"

                      Form of Incentive Stock Option Grant

                 Gum Tech International, Inc. Stock Option Plan

                         Grant of Incentive Stock Option

Date of Grant: August 14, 1996
                      --

     THIS GRANT, dated as of the date of grant first stated above (the "Date of Grant"), is delivered by Gum Tech International, Inc., a Utah corporation ("Company") to Gerald Kern (the "Grantee'), who is an employee, officer or director of Company.

     WHEREAS, the Board of Directors of Company (the "Board") effective March 1, 1995, adopted the Gum Tech International, Inc. Stock Option Plan, as amended (the "Plan");

     WHEREAS, the Plan provides for the granting of stock options by a committee to be appointed by the Board (the "Committee") to directors, officers and key employees of Company to purchase, or to exercise certain rights with respect to, shares of the Common Stock of Company, par value per share (the "Stock"), in accordance with the terms and provisions thereof; and

     WHEREAS, the Committee considers the Grantee to be a person who is eligible for a grant of stock options under the Plan, and has determined that it would be in the best interest of Company to grant the stock options documented herein.


     NOW, THEREFORE, the parties hereto, intending to be legally bound hereby, agree as follows:

Section 1. Grant of Option
- --------------------------

     Subject to the terms and conditions hereinafter set forth, Company, with the approval and at the direction of the Committee, hereby grants to the Grantee, as of the Date of Grant, an option to purchase up to 50,000 shares of Stock at a price of $6.00 per share, the fair market value of such shares at the time of the grant. Such option is hereinafter referred to as the "Option" and the shares of stock purchasable upon exercise of the Option are hereinafter sometimes referred to as the "Option Shares."

Section 2. Exercise of Option
- -----------------------------

         Subject to such further limitations as are provided herein. the Option shall become exercisable any time after the date of the Grant, subject to the limitations set forth in Section 3 below.

Section 3. Termination of Option
- --------------------------------

     3.1 The Option and all rights hereunder with respect thereto, to the extent such rights shall not have been exercised, shall terminate and become null and void after the expiration of three (3) years from the Date of Grant (the "Option Term").

     3.2 In the event of the death or disability of the Grantee, the Option may be exercised by the Grantee or the Grantee's legal representative(s) at any time within the one year anniversary date of the Grantee's death, but only to the extent that the Option would otherwise have been exercisable by the Grantee.

     3.3 In the event that Grantee is no longer a key management employee, officer or director of the Company, the Option may be exercised by the Grantee or its legal representative(s) at any time within 90 days after the Grantee is no longer a key management employee, officer or director if the Option Shares are subject to an S-8 Registration Statement filed with the Securities Exchange Commission and at any within one year after the Grantee is no longer a key management employee, officer or director if the Option Shares are not subject to an S-8 Registration Statement filed with the Securities Exchange Commission.

     3.4 Notwithstanding any other provisions set forth herein or in the Plan, if the Grantee shall (i) commit any act of malfeasance or wrongdoing affecting Company, (ii) breach any covenant not to compete, or employment contract, with Company or any subsidiary of Company, or (iii) engage in conduct that would warrant the Grantee's discharge for cause (excluding general dissatisfaction with the performance of the Grantee's duties, but including any act of disloyalty or any conduct clearly tending to bring discredit upon or any subsidiary of Company), any unexercised portion of the Option shall immediately terminate and be void.

Section 4. Exercise of Options
- ------------------------------

     4.1 The Grantee may exercise the Option with respect to all or any part of the number of Option Shares then exercisable hereunder by giving the Secretary of Company written notice of intent to exercise. The notice of exercise shall specify the number of Option Shares as to which the Option is to be exercised and the date of exercise thereof, which date shall be at least five days after the giving of such notice unless an earlier time shall have been mutually agreed upon.

     4.2 Full payment (in U.S. dollars) by the Grantee of the option price for the Option Shares purchased shall be made on or before the exercise date specified in the notice of exercise in cash, or. with the prior written consent of the Committee, in whole or in part through the surrender of previously acquired shares of Stock at their fair market value on the exercise date.

     On the exercise date spe`cified in the Grantee's notice or as soon thereafter as is practicable, Company shall cause to be delivered to the Grantee, a certificate or certificates for the Option Shares then being purchased (out of theretofore unissued Stock or reacquired Stock, as Company may elect) upon full payment for such Option Shares. The obligations of Company to deliver Stock shall, however, be subject to the condition that if at any time the Committee shall determine in its discretion that the listing, registration or qualification of the Option or the Option Shares upon any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the Option or the issuance or purchase of Stock thereunder, the Option may not be exercised in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Committee.

     4.3 If the Grantee fails to pay for any of the Option Shares specified in such notice or fails to accept delivery thereof, the Grantee's right to purchase such Option Shares may be terminated by Company. The date specified in the Grantee's notice as the date of exercise shall be deemed the date of exercise of the Option, provided that payment in full for the Option Shares to be purchased upon such exercise shall have been received by such date.

Section 5. Adjustment of and Changes in Stock of Company
- --------------------------------------------------------

     In the event of a reorganization, recapitalization, change of shares, stock split, spin-off, stock dividend, reclassification, subdivision or combination of shares, merger, consolidation, rights offering, or any other change in the corporate structure or shares of capital stock of Company, the Committee shall make such adjustment as it deems appropriate in the number and kind of shares of Stock subject to the Option or in the option price; provided, however, that no such adjustment shall give the Grantee any additional benefits under the Option.

Section 6. Fair Market Value
- ----------------------------

     As used herein, the fair market value of a share of Stock shall be the value determined by the resolution of the Board of Directors of the Company.

Section 7. No Rights of Stockholders
- ------------------------------------

     Neither the Grantee nor any personal representative shall be, or shall have any of the rights and privileges of, a stockholder of Company with respect to any shares of Stock purchasable or issuable upon the exercise of the Option, in whole or in part, prior to the date of exercise of the Option.

Section 8. Non-Transferability of Option
- ----------------------------------------

     During the Grantee's lifetime, the Option hereunder shall be exercisable only by the Grantee or any personal representative, guardian, conservator or legal representative of the Grantee, and the Option shall not be transferable except, in case of the death of the Grantee, by will or the laws of descent and distribution, nor shall the Option be subject to attachment, execution or other similar process. In the event of (a) any attempt by the Grantee to alienate, assign, pledge, hypothecate or otherwise dispose of the Option, except as provided for herein, or (b) the levy of any attachment, execution or similar process upon the rights or interest hereby conferred, Company may terminate the Option by notice to the Grantee and it shall thereupon become null and void.

Section 9. Employment Not Affected
- ----------------------------------

     The granting of the Option nor its exercise shall not be construed as granting to the Grantee, if he is an employee of the Company, any right with respect to continuance of employment of the Company. Except as may otherwise be limited by a written agreement between the Company and the Grantee, the right of the Company to terminate at will the Grantee's employment with it at any time (whether by dismissal, discharge. retirement or otherwise) is specifically reserved by Company, as the Company or on behalf of the Company (whichever the case may be), and acknowledged by the Grantee.

Section 10. Amendment of Option
- -------------------------------

     The Option may be amended by the Board or the Committee at any time (i) if the Board or the Committee determines, in its sole discretion, that amendment is necessary or advisable in the light of any addition to or change in the Internal Revenue Code of 1986 or in the regulations issued thereunder, or any federal or state securities law or other law or regulation, which change occurs after the Date of Grant and by its terms applies to the Option: or (ii) other than in the circumstances described in clause (i), with the consent of the Grantee.

Section 11. Notice
- ------------------

     Any notice to Company provided for in this instrument shall be addressed to it in care of its Secretary at the following address:

                          Gum Tech International, Inc.
                            4205 North Seventh Avenue
                                    Suite 300
                             Phoenix, Arizona 85013

and any notice to the Grantee shall be addressed to the Grantee at the current address shown on the payroll records of the Company. Any notice shall be deemed to be duly given if and when properly addressed and posted by registered or certified mail, postage prepaid.

Section 12. Incorporation of Plan by Reference
- ----------------------------------------------

     The Option is granted pursuant to the terms of the Plan, the terms of which are incorporated herein by reference, and the Option shall in all respects be interpreted in accordance with the Plan. The Committee shall interpret and construe the Plan and this instrument, and its interpretations and determinations shall be conclusive and binding on the parties hereto and any other person claiming an interest hereunder, with respect to any issue arising hereunder or thereunder.

Section 13. Governing Law
- -------------------------

     The validity, construction, interpretation and effect of this instrument shall exclusively be governed by and determined in accordance with the law of the State of Arizona.

     IN WITNESS WHEREOF, Company has caused its duly authorized officers to execute and attest this Grant of Incentive Stock Option, and to apply the corporate seal hereto, and the Grantee has placed his or her signature hereon, effective as of the Date of Grant.

                                     GUM TECH INTERNATIONAL, INC.,
                                     a Utah corporation



                                     By:   /s/RICHARD RATCLIFF
                                        ---------------------------------------
                                      Richard Ratcliff, Chief Executive Officer


                                     ACCEPTED AND AGREED TO:



                                    /s/ GERALD KERN
                                    -------------------------------------------
                                    GERALD KERN

                                  Exhibit " B "

                                 Bonus Structure

1. A $25.000 bonus is payable on January 15, 1997, if there is "Income Before Provision For Income Taxes" attributable to the fourth quarter of 1996, as determined by Employer's independent public accountant. For purposes of this Exhibit" B", the term "Income Before Provision For Income Taxes" means the line item "Income Before Provision of Income Taxes" which is reported in financial statements attached to Employer's annual report to its shareholders, as approved by Employer's independent public accountant, but adjusted to omit the effect of income taxes.

2. During the Initial Term, an annual incentive bonus for the calendar year 1996 and an annual incentive bonus for the calendar year 1997 equal to 5% of the Net Income for the subject calendar year.

3. During the Extension Term, an annual incentive bonus for the calendar year 1998 equal to 5% of the Net Earnings.

4. The annual incentive bonuses under paragraphs 2 and 3 above shall be calculated on an annualized basis and 80% of the bonus is paid quarterly within l5 days after the end of each calendar quarter, with any holdback to be paid within 45 days following the end of the subject calendar year. In the event that the annual incentive bonus paid to Employee for a particular calendar year exceeds that which was payable to Employee. Employee agrees to reimburse Employer for such excess within 10 business days following Employer's demand for the same. In the event that this Agreement is terminated at any time other than the end of a calendar year, quarterly payments will cease and any bonus will be payable within 45 days following the end of the calendar year, which bonus will be prorated based upon a fraction, the numerator of which is the number of days this Agreement was in effect during the subject calendar year and the numerator of which is 365.